SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 31, 2014 (“Effective Date”), by and between HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (“HSBC”) and SOLAZYME, INC., a Delaware corporation (“Borrower”).
RECITALS
Borrower and HSBC are parties to that certain Loan and Security Agreement dated as of March 26, 2013 (as amended, restated or modified from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.
NOW, THEREFORE, the parties agree as follows:
1.The following definitions in Section 1.2 of the Agreement are hereby added or amended to read as follows:
“Revolving Line Maturity Date” is May 31, 2016.
2.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of HSBC under the Loan Documents, as in effect prior to the date hereof.
3.    Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement. Borrower confirms that the representations and warranties set forth in Section 5 of the Agreement are true and correct in all material respects, and that an Event of Default has not occurred and is not continuing.
4.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
5.    As a condition to the effectiveness of this Amendment, HSBC shall have received, in form and substance satisfactory to HSBC, the following:
(a)    this Amendment, duly executed by Borrower;
(b)    Closing Certificate, duly executed by Borrower;
(c)    Secretary’s Certificate, including certificate of incorporation, bylaws, board resolutions, good standing certificate, and incumbency, duly executed by Borrower; and
(d)    payment of an amount equal to the HSBC’s reasonable out-of-pocket fees and expenses incurred in connection with this Amendment.

1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.
BORROWER:
Solazyme, Inc.
By /s/ Tyler Painter
Name: Tyler Painter
Title: Chief Financial Officer
HSBC:
HSBC Bank, USA, National Association
By /s/ Christopher M. Ames
Name: Christopher M. Ames
Title: Vice President